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                                                      EXHIBIT 4.5

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                          HILLS STORES COMPANY,
                                           ISSUER

                                   and

                     HILLS DEPARTMENT STORE COMPANY,
                                          GUARANTOR

                                   to

                   FLEET BANK OF MASSACHUSETTS, N.A.,
                                            TRUSTEE


                             --------------


                      SECOND SUPPLEMENTAL INDENTURE

                       DATED AS OF AUGUST 1, 1995





                        SUPPLEMENTAL TO INDENTURE

                       DATED AS OF OCTOBER 1, 1993

             As Amended by the First Supplemental Indenture
                       Dated as of January 1, 1995


                            ----------------

                      10.25% Senior Notes due 2003


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                            TABLE OF CONTENTS
                             ---------------

                                                              PAGE
                                                              ----
Parties........................................................ 1
Recitals....................................................... 1

                                ARTICLE ONE

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  Capitalized Terms................................ 1
SECTION 102.  Effectiveness of Second Supplemental Indenture... 1
Section 103.  Incorporation of Second Supplemental Indenture
              into Indenture................................... 2
SECTION 104.  Effect of Headings and Table of Contents......... 2
SECTION 105.  Governing Law.................................... 2
SECTION 106.  Counterparts..................................... 2


                                ARTICLE TWO

                   AMENDMENTS TO PROVISIONS OF INDENTURE

SECTION 201.  Definitions...................................... 2
SECTION 202.  Form of Note..................................... 3
SECTION 203.  Events of Default................................ 3
SECTION 204.  Supplemental Indentures with Consent of Holders.. 3
SECTION 205.  Payment for Consent.............................. 4
SECTION 206.  Redemption at Option of Holders.................. 4

TESTIMONIUM.................................................... 6
SIGNATURES AND SEALS........................................... 6
ACKNOWLEDGMENTS................................................ 7





















                                      (i)
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             SECOND SUPPLEMENTAL INDENTURE, dated as of August 1,
1995, among HILLS STORES COMPANY (the "Company") and HILLS DEPARTMENT STORE COMPANY (the "Guarantor"), each a corporation duly organized and existing under the laws of the State of Delaware with its principal office at 15 Dan Road, Canton, Massachusetts 02021-9128, and FLEET BANK OF MASSACHUSETTS, N.A. (the "Trustee"), a national banking association with its Corporate Trust Office at Fleet Center, Mailstop MA BO F04B, 75 State Street, Boston, Massachusetts 02109-1810, as trustee under the Indenture dated as of October 1, 1993, as amended by the First Supplemental Indenture dated as of January 1, 1995, among the Company, the Guarantor and the Trustee (as so amended, the "Indenture").

                                 RECITALS

            Section 902 of the Indenture provides that, except with respect to certain specified provisions, the Indenture may be supplemented with the consent of the Holders of a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders under the Indenture.

            The Company and the Guarantor wish to supplement the Indenture to change certain provisions of the Indenture as set forth below, and the Holders of a majority in principal amount of the Outstanding Notes as of July 24, 1995 have consented to such changes and to the execution of this Second Supplemental Indenture.

            The Company and the Guarantor hereby covenant and represent that all things necessary have been done to make this Second Supplemental Indenture a legal, valid and binding agreement of the Company and the Guarantor in accordance with the terms hereof and of the Indenture. The Trustee hereby covenants and represents that it has power and authority to enter into this Second Supplemental Indenture.

            NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:

            For and in consideration of the premises, it is mutually covenanted and agreed as follows:


                            ARTICLE ONE
         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  CAPITALIZED TERMS.

            Capitalized terms used herein and not otherwise defined herein are used with the respective meanings ascribed to such terms in the Indenture.

SECTION 102.  EFFECTIVENESS OF SECOND SUPPLEMENTAL INDENTURE.

            This Second Supplemental Indenture shall be effective upon its execution by the Company, the Guarantor and the Trustee.


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SECTION 103. INCORPORATION OF SECOND SUPPLEMENTAL INDENTURE INTO
             INDENTURE.

            This Second Supplemental Indenture is executed by the Company, the Guarantor and the Trustee pursuant to the provisions of Section 902 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes upon the effectiveness of this Second Supplemental Indenture pursuant to Section 102 of this Second Supplemental Indenture. Subject to the effectiveness of this Second Supplemental Indenture, the Indenture, as supplemented by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 104. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 105. GOVERNING LAW.

            This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New
York.

SECTION 106. COUNTERPARTS.

            This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                                ARTICLE TWO

                   AMENDMENTS TO PROVISIONS OF INDENTURE

SECTION 201. DEFINITIONS.

            Section 101 of the Indenture is hereby amended as follows:

            (a) The following definitions are inserted between the definitions of "Common Stock" and "Consolidated Fixed
          Charge Coverage Ratio":

                 "'Consent' means a consent validly delivered (and not revoked) pursuant to, and in accordance with, the Company's Consent Solicitation Statement dated July 17, 1995, as amended by the Supplement thereto dated July 24, 1995, with respect to the Second Supplemental Indenture to this Indenture.

                 "'Consent Fee' has the meaning specified in Section 1103(d).

                 "'Consenting Holder' means, with respect to a




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          Note, a Person who was the Holder of such Note as of 5:00
          p.m. (Boston, MA time) on July 24, 1995 and who validly delivered a Consent with respect to such Note. The status of any Person as a Consenting Holder with respect to a Note shall not be affected by the fact that such Person ceases for any reason (including the sale or other disposition of such Note) to be the Holder of such Note at any time after July 24, 1995."

            (b) The following definition is inserted between the definitions of "Defaulted Interest" and "Discharged":

                 "'DPI Change of Control Event' means the Change
            of Control Event occurring upon, and as a result of,
            (i) the election of seven individuals nominated by Dickstein Partners Inc. as directors of the Company at the 1995 annual meeting of stockholders of the Company, which election became effective on July 5, 1995, and/or (ii) the election on or before July 7, 1995 of four additional directors by the newly constituted Board of Directors of the Company."

            (c) The definition of "Senior Principal Limitation" is amended by deleting the amount "$280,000,000" therein and substituting "$300,000,000" therefor.

SECTION 202.  FORM OF NOTE.

          Section 202 of the Indenture is hereby amended as follows:

            (a) The phrase "(or, to the extent contemplated by Section 1103(b)(i) or 1103(c)(i), 102%)" is inserted after the number "101%" in the second line of the fourth paragraph of the [Form of Reverse of Note] in Section 202.

            (b) The words "a majority" in the fourth line of the eighth paragraph of the [Form of Reverse of Note] in Section 202 are deleted and the words "sixty percent" are substituted therefor.

SECTION 203.  EVENTS OF DEFAULT.

          Section 501 of the Indenture is hereby amended as follows:

            (a) The words "Section 1103(b)" in the second line of clause (a) are deleted and the words "Section 1103(b) or
          (c) or a default in any payment that may be due under
          Section 1103(d)(ii), as the case may be" are substituted therefor.

            (b) The words "Section 1103(b)" in the second line of clause (c) are deleted and the words "Sections 1103(b),
          (c) or (d), as the case may be" are substituted therefor.

SECTION 204.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.





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          Section 902 of the Indenture is hereby amended as follows:


            (a) The words "a majority" in the first line of the first paragraph of Section 902 are deleted and the words "sixty percent" are substituted therefor.

            (b) The words "Section 1103(b)" at the end of the tenth line and the beginning of the eleventh line of clause (a)(i) are deleted and the words "Sections 1103(b), (c) or (d), as the case may be (which notice has not been revoked in accordance with Section 1103(d))" are inserted after the word "to" and before the word "and".

            (c) The word "and" at the end of Section 902(b) is deleted.

            (d) The period (".") at the end of Section 902(c) is deleted and "; and" is substituted therefor.

            (e)  The following subsection is inserted after
          Section 902(c):

                 "(d) no such supplemental indenture shall,
            without the consent of each Consenting Holder affected thereby, modify Section 1103(c) or Section 1103(d) to eliminate payment or reduce the amount of or modify the timing or manner of payment of the Consent Fee if, and when, the same shall become due.

SECTION 205.  PAYMENT FOR CONSENT.

          The following Section is inserted after Section 1010:

            "SECTION 1011.  PAYMENT FOR CONSENT.

                 Neither the Company, the Guarantor nor any of
            their Subsidiaries or Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to obtaining any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes that is binding on all Holders, unless (i) such consideration is offered or agreed to be paid pro rata and upon the same terms and conditions to all Holders of Outstanding Notes as of the Record Date, if any, and (ii) if any such consideration is paid, it shall be paid pro rata upon the same terms and conditions to all Holders of Outstanding Notes, as of the Record Date, if any, regardless of whether each such Holder has agreed to such consent, waiver or amendment; PROVIDED that the foregoing shall not apply to any consideration paid or payable to Consenting Holders in connection with the delivery of Consents."

SECTION 206.  REDEMPTION AT OPTION OF HOLDERS.


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            Section 1103 of the Indenture is hereby amended as follows:

            (a) The phrase "(or, to the extent contemplated by Sections 1103(b)(i) or 1103(c)(i), 102%)" is inserted after the number "101%" in the first paragraph of
          Section 1103(a).

            (b) The words "paragraph (b) below" at the end of the first paragraph of Section 1103(a) are deleted and the words "paragraph (b) or (c) below, as the case may be" are substituted therefor.

            (c)  The phrase "(other than a DPI Change of Control
          Event)" is inserted in the first line of Section
          1103(b), after the word "Event" and before the comma
          (",").

            (d) The following provision is inserted in the last line of Section 1103(b)(i), after the words "Redemption
          Date" and before the semicolon (";"):

            ", PROVIDED that if (x) no notice under paragraph (b) or (c) of this Section 1103 has been mailed on or before December 31, 1996 (which notice has not been revoked in accordance with Section 1103(d)), and (y) such a notice is mailed on or after January 1, 1997,
            (A) such Redemption Price shall equal 102% of the principal amount of such Notes, plus accrued interest, if any, to the Redemption Date, and (B) such notice shall specify such higher Redemption Price"

            (e)  The following subsections are inserted after
          Section 1103(b):

                 "(c) On or before April 3, 1996 (or, in the event
            the Company exercises its election pursuant to Section 1103(d), on or before April 5, 1997), the Company shall mail to each Holder of Notes, with a copy to the Trustee, a notice with respect to the DPI Change of Control Event stating:

                    "(i) that as a result of the DPI Change of
                 Control Event, such Holder has the right to elect to have the Company redeem all (but not less than all) of such Notes at a Redemption Price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the Redemption Date, provided that if (x) no notice under paragraph (b) or (c) of the Section 1103 has been mailed on or before December 31, 1996 (which notice has not been revoked in accordance with Section 1103(d)), and (y) such a notice is mailed on or after January 1, 1997, (A) such Redemption Price shall equal 102% of the principal amount of such Notes, plus accrued interest, if any, to the Redemption Date, and
                 (B) such notice shall specify such higher
                 Redemption Price;

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                    "(ii) the circumstances and relevant facts
                 regarding the DPI Change of Control Event
                 (including, to the extent the Company determines to be appropriate, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the DPI Change of Control Event);

                    "(iii) the Redemption Date, which shall be no
                 earlier than 30 days and no later than 60 days from the date such notice is mailed and which shall in any event be no later than May 3, 1996 (or, in the event the Company exercises its election pursuant to Section 1103(d), no later than May 5, 1997); and

                   "(iv) such other instructions as the Company may
                 establish, consistent with this Section, in order for such Holder to elect to have such Notes redeemed, which instructions shall afford such Holder at least 15 days from the date such notice is mailed to provide written notice of such Holder's election to have such Notes redeemed.

            "Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice by mail, or any defect in such notice, to any Holder shall not affect the validity of the proceedings for the redemption of any Notes held by other Holders.

                 "(d) The Company may, but shall not be obligated
            to, elect to defer the mailing of the notice contemplated by Section 1103(c) such that the notice need not be mailed on or before April 3, 1996, but shall instead be mailed on or before April 5, 1997.
            In order to make such election, the Company shall (i) mail to each Holder on or before April 19, 1996 a notice stating that the Company has elected to defer the mailing of the notice contemplated by Section 1103(c) until on or before April 5, 1997 and (ii) pay to the Consenting Holders (regardless of whether they are Holders as of such election date) on or before May 3, 1996 an aggregate amount of $7,500,000 (the "Consent Fee"). In the event that at the time of mailing of the election by the Company pursuant to this Section 1103(d) the Company has previously mailed the notice contemplated by Section 1103(c), such election pursuant to Section 1103(d) shall revoke and make null and void any such notice mailed pursuant to
            Section 1103(c). The Consent Fee shall be paid PRO RATE on the basis of the principal amounts of the Notes with respect to which Consents had been received, and shall otherwise be paid in the manner specified in the several Consents. No consent or


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            other approval of, or any action by, any Holder (or
            Consenting Holder) shall be required in order for the Company to exercise the election set forth in this
            Section 1103(d)."

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                             HILLS STORES COMPANY

[CORPORATE SEAL]

                               By: /s/ William K. Friend
                                   ---------------------------
                                   Vice President-Secretary


Attest:


By: /s/ Richard C. Doran
    -------------------------
    Assistant Secretary
                             HILLS DEPARTMENT STORE COMPANY

[CORPORATE SEAL]

                               By: /s/ William K. Friend
                                   -----------------------------
                                   Vice President-Secretary


Attest:


By: /s/ Richard C. Doran
   ------------------------
  Assistant Secretary

                             FLEET BANK OF MASSACHUSETTS, N.A., as
                             Trustee

[CORPORATE SEAL]

                             By: /s/ James M. O'Neil Jr.
                                 ------------------------------
Attest:


By: /s/ Franklin Cockrell
   ------------------------






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THE COMMONWEALTH OF MASSACHUSETTS   )
COUNTY OF NORFOLK                   )SS.:

 On the 23rd day of August, 1995, before me personally came
William K. Friend, residing at Canton, Massachusetts, to me known, who, being by me duly sworn, did depose and say that he is Vice President-Secretary of Hills Stores Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[SEAL]

                                    /s/ Kelly D. McCarthy
                                    ----------------------------
                                    My Commission Expires 8/11/2000

THE COMMONWEALTH OF MASSACHUSETTS   )
COUNTY OF NORFOLK                   )SS.:

 On the 23rd day of August, 1995, before me personally came
William K. Friend, residing at Canton, Massachusetts, to me known, who, being by me duly sworn, did depose and say that he is Vice President-Secretary of Hills Department Store Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[SEAL]

                                    /s/ Kelly D. McCarthy
                                    ----------------------------
                                    My Commission Expires 8/11/2000


THE COMMONWEALTH OF MASSACHUSETTS   )
COUNTY OF SUFFOLK                   )SS.:

 On the 1st day of August, 1995 before me personally came James
M. O'Neil Jr., residing at Boston, Massachusetts, to me known, who, being by me duly sworn, did depose and say that he is Officer, Corporate Trust of Fleet National Bank of Massachusetts, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[SEAL]

                                    /s/ Siobhan M. Colomey
                                    ----------------------------
                                    My Commission Expires 11/6/1998

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